EXHIBIT 16


                                 Sarna & Company
                          Certified Public Accountants
                      Suite 270 - 310 N. Westlake Boulevard
                        Westlake Village, California 9136

                    Phone: (805) 371-8900 Fax: (805) 379-0140





November 21, 2000


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the statements made by Worldbid Corporation pursuant to Item 4 of Form 8-K to be filed with the Commission on or before November 21, 2000. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,



/s/ Sarna & Company